SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                              _______________



                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):    October 20, 1999


                          MANNATECH, INCORPORATED
            (Exact Name of Registrant as Specified in Charter)


         Texas                     000-24657                75-2508900
(State or Other Jurisdiction      (Commission             (IRS Employer
   of Incorporation)              File Number)         Identification No.)


                       600 S. Royal Lane, Suite 200
                           Coppell, Texas 75019
            (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (972) 471-7400

ITEM 5.   OTHER EVENTS.

     On October 20, 1999, pursuant to a written consent executed by a majority of the shareholders of Mannatech, Incorporated (the "COMPANY"), as permitted by the Second Amended and Restated Bylaws of the Company (the "BYLAWS"), the Board of Directors of the Company (the "BOARD") was expanded from five members to seven members and certain changes were made to the Bylaws to provide, among other things, (i) that the Company's shareholders may set the size of the Board, (ii) for revised procedures for calling, noticing and administering meetings of the Board, (iii) for revised duties for the Chairman of the Board, and (iv) for revised procedures for amending certain bylaw provisions adopted by the Company's shareholders. James M. Doyle, Jr. was appointed as a director to fill one of the new Board positions and Mr. Doyle will be a Class III director, with his term expiring 2002. Mr. Doyle is 54 and a partner in the law firm of Matthews & Branscomb, a Professional Corporation, in San Antonio, Texas.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

Exhibits.

       99.1 Majority Written Consent of the Shareholders of Mannatech, Incorporated dated October 20, 1999.




                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MANNATECH, INCORPORATED


Date:  November 1, 1999             /S/ CHARLES E. FIORETTI
                                   -------------------------------------
                                   Name:     Charles E. Fioretti
                                   Title:    Chairman of the Board and
                                             Chief Executive Officer